Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Post-Effective Amendment No. 1 to the Form S-3 No. 333-219675; Form S-3 Nos. 333-206233, 333-167485, 333-143585, 333-117318 and 333-103424) of RenaissanceRe Holdings Ltd.

(2)	Registration Statement (Post-Effective Amendment No. 1 to the Form S-3 No. 333-219675) of RenRe North America Holdings Inc.

(3)	Registration Statement (Post-Effective Amendment No. 1 to the Form S-3 No. 333-219675) of RenaissanceRe Finance Inc.

(4)	Registration Statement (Post-Effective Amendment No. 1 to the Form S-3 No. 333-219675) of RenaissanceRe Capital Trust II.

(5)	Registration Statement (Form S-8 No. 333-211398) pertaining to the RenaissanceRe Holdings Ltd. 2016 Long-Term Incentive Plan.

(6)	Registration Statement (Form S-8 No. 333-211398) pertaining to the RenaissanceRe Holdings Ltd. 2016 Long-Term Incentive Plan.

(7)	Registration Statement (Form S-8 No. 333-167394) pertaining to the RenaissanceRe Holdings Ltd. 2010 Employee Stock Purchase Plan and the 2010 Performance-Based Equity Incentive Plan.

(8)

Registration Statement (Form S-8 No. 333-90758) pertaining to the RenaissanceRe Holdings Ltd. Amended and Restated Non-Employee Director Stock Plan and the RenaissanceRe Holdings Ltd. 2001 Stock Incentive Plan.

(9)

Registration Statement (Form S-8 No. 333-68282) pertaining to the RenaissanceRe Holdings Ltd. Second Amended and Restated 1993 Stock Incentive Plan and the RenaissanceRe Holdings Ltd. 2001 Stock Incentive Plan.

of our report dated March 14, 2019 relating to the financial statements of Tokio Millennium Re AG, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers AG
Zurich, Switzerland
March 25, 2019